EXECUTIVE CONSULTING AGREEMENT


     THIS AGREEMENT, entered into as of this 1st day of April 1996, by and between USG Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called "USG") and EUGENE B. CONNOLLY, an individual residing in Barrington, Illinois.

                           W I T N E S S E T H :

     WHEREAS, CONNOLLY has served in executive positions for USG
Corporation including Chairman and Chief Executive Officer for a number of years and has had extensive experience in the business and affairs of USG; and

     WHEREAS, CONNOLLY retired as an officer of USG March 31, 1996; and

     WHEREAS, USG desires to utilize the business experience and knowledge of CONNOLLY from time to time in handling specific projects and other special assignments, as appropriate; and

     WHEREAS, CONNOLLY desires to make such services and advice available to USG, provided that the rendering of such services and advice allows CONNOLLY time for other interests and does not affect in any way the right of CONNOLLY to receive any benefits under benefit plans of USG or any contractual entitlement from USG;

     NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, the parties hereto agree as follows:

ARTICLE 1. CONNOLLY agrees to make himself available to USG to render services and advice on the business and affairs of USG. Such services and advice shall be rendered in the manner hereinafter provided and to the extent and on the days to be agreed on by USG and CONNOLLY and may include but shall not be limited to the following: advice and counsel to the Chairman and Chief Executive Officer with respect to relationships with the Board of Directors of USG and external parties; advice and guidance with respect to product liability and general litigation; and counsel and support with respect to international joint ventures and acquisitions.

ARTICLE 2. CONNOLLY agrees to make himself available to USG at such times as the parties may mutually agree, beginning with the date of this Agreement through December 31, 1996. USG agrees to pay CONNOLLY a monthly retainer of eleven thousand one hundred eleven dollars and eleven cents ($11,111.11) per month for each of the nine (9) months this Agreement is in effect. Each such monthly retainer shall be paid on or before the fifteenth day of the following month.

ARTICLE 3. In addition to the retainers set forth in ARTICLE 2, USG agrees to reimburse any reasonable travel, living expenses, and telephone expenses incurred by CONNOLLY in the interests of USG and such other extraordinary expenses as USG may from time to time authorize. Reimbursement for expenditures shall be made upon presentation of receipts or other evidence of such expenditures.

ARTICLE 4. During the term of this Agreement, CONNOLLY shall work closely with the Chairman and Chief Executive Officer, USG Corporation, and persons designated by him. Said Chairman and Chief Executive Officer, USG Corporation, or persons designated by him shall identify the specific consulting projects to be performed by CONNOLLY, and arrange any necessary conferences between CONNOLLY, executives of USG and outside parties.

ARTICLE 5. It is understood that nothing in this Agreement shall be construed to create a partnership or joint venture or the relationship of employer and employee. CONNOLLY will at all times be deemed an independent contractor and, accordingly, USG will not make any deductions required by law to be made from compensation paid by an employer to an employee. As an independent contractor, CONNOLLY will be required to perform his duties hereunder only according to the provisions hereof. In fulfilling the terms of this Agreement, CONNOLLY will be responsible for results only, will have no authority to direct the employees of USG, and will not be subject to the control of USG or any officers or employees of USG.

ARTICLE 6. CONNOLLY recognizes that by virtue of this Agreement, he occupies a position of confidence and trust in his dealings with USG and agrees to use his best efforts to prevent, either during the term of this Agreement or at any time thereafter, duplication or disclosure of data, plans, specifications, formulae, drawings, or any other information, whether business or technical, of a confidential nature furnished directly or indirectly, in writing or otherwise and at any time, to CONNOLLY by USG.

ARTICLE 7. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto, except that it may be assigned without such consent to the successor of USG or to a person, firm or corporation acquiring all or substantially all of the business and assets of USG. Nothing herein contained, however, shall be deemed to prevent USG from assigning this Agreement to any affiliated company.

ARTICLE 8. CONNOLLY agrees that he will communicate to USG or its nominee any and all inventions and improvements conceived by him solely or jointly with others relating to the business and affairs of USG and arising out of his work as a consultant for USG and that he will assign to USG or its nominee all his right, title, and interest to any and all such inventions and improvements,including both the United States and foreign rights. CONNOLLY further agrees to execute at any and all times, upon request of USG or any of its successors or assigns or nominees, any and all papers necessary or desirable to apply for or obtain Letters
Patent of the United States or foreign countries and to vest complete title thereto in USG or its successors or nominees, as the case may be, including, but not by way of limitation, any and all papers relating to interferences, reissues, continuations, continuations-in-part, or litigation relating to any of said improvements or inventions.

ARTICLE 9.      CONNOLLY agrees to make all reports and
recommendations to USG in writing upon completion of his work upon any assigned subject if so requested by USG.

Upon termination of this Agreement for any cause whatsoever, all designs, reports, and writings prepared for USG not theretofore delivered to USG shall become the property of USG and be delivered to USG by CONNOLLY.

CONNOLLY agrees that he will not publish or use, except for the benefit of USG's business, any information arising out of, in connection with, or relating to his consulting services performed hereunder without prior written permission of USG.

ARTICLE 10. The term of this agreement shall be for nine (9) months from the date first stated above thereby ending December 31, 1996. In the event USG desires to utilize CONNOLLY's services beyond expiration of said term, it shall so advise him by no later than the close of business on November 30, 1996.

ARTICLE 11. During the term of this Agreement and for a period of one (1) year thereafter, CONNOLLY shall not acquire an interest in, become associated with or employed by, or engage in consulting work for, any person, firm, or corporation which competes with USG or any of its subsidiaries or affiliated companies in any line of business in any section of the United States, (except in non-competitive fields approved in writing in advance by USG) or which otherwise has interests adverse to USG.

ARTICLE 12. All notices provided for in this Agreement shall be given in writing either by personal delivery of such notice or by depositing the same, postage prepaid, in the United States mail, addressed to the parties respectively at the following addresses:

          USG:  USG Corporation
                125 South Franklin Street
                Chicago, Illinois  60606
                Attention:  Chairman, President and Chief
                            Executive Officer


   CONSULTANT:  Mr. Eugene B. Connolly
                25360 Wagon Wheel Court
                Barrington, IL  60010

ARTICLE 13. This Agreement shall be construed and the legal relationship of the parties determined in accordance with the laws of the State of Illinois.

ARTICLE 14. This Agreement shall not become effective until executed by USG. No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon either party unless approved in writing by such party or by its authorized officer or officers. No modification shall be effected by the acknowledgment or acceptance of commercial forms containing different terms or conditions.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in duplicate and their signatures affixed hereto as of the day and year first above written.


                             USG CORPORATION



                             By:
                                Senior Vice President and
                                Chief Administrative Officer

ATTEST:




Corporate Secretary

                              CONSULTANT:




                              Eugene B. Connolly
WITNESS:




Name